AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 2006.
                                                      REGISTRATION NO. 333-50656
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933



                              VSI LIQUIDATION CORP.
             (Exact name of Registrant as specified in its charter)

               DELAWARE                              34-1493345
   (State or other jurisdiction of                (I.R.S. Employer
    incorporation or organization)             Identification Number)


                               2170 PIEDMONT ROAD
                             ATLANTA, GEORGIA 30324
          (Address of principal executive offices, including zip code)



                          2001 BROAD BASED OPTION PLAN
                            (Full title of the plan)

                                DONALD P. CARSON
                            ACTING FINANCIAL OFFICER
                               2170 PIEDMONT ROAD
                             ATLANTA, GEORGIA 30324
                                 (404) 888-2750
            (Name, address and telephone number of agent for service)

                                   Copies to:
                               ROBERT F. DOW, ESQ.
                            ARNALL GOLDEN GREGORY LLP
                                 171 17TH STREET
                                   SUITE 2100
                                ATLANTA, GA 30363
                                 (404) 873-8706


--------------------------------------------------------------------------------

                       DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-8, Registration No. 333-50656 (the "Registration Statement"), of VSI
Liquidation Corp. (the "Company"), which was filed with the Securities and Exchange Commission and became effective on August 12, 1992. The Registration Statement registered 400,000 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), for sale pursuant to the 1991 Stock Option Plan.

The offering pursuant to the Registration Statement has been terminated. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the 396,940 shares of Common Stock registered, but unsold, under the Registration Statement.

                                     PART II

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 18th day of September, 2006.


                              VSI LIQUIDATION CORP.


                              By: /s/ Ed Strickland
                                  --------------------------------------
                                  Name:  Ed Strickland
                                  Title: President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on the 18th day of September, 2006.

SIGNATURE                                     TITLE

   /s/ Ed Strickland                          President & Chief Executive Officer (Principal
------------------------------------          Executive, Financial and Accounting Officer)
Ed Strickland

   /s/ Donald P. Carson                       Director and Acting Financial Officer
------------------------------------          (Principal, Financial and Accounting Officer)
Donald P. Carson

   /s/ Allen O. Kinzer                        Director
------------------------------------
Allen O. Kinzer

